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                                                                   EXHIBIT 10.57



               OPEN-END LEASEHOLD MORTGAGE AND SECURITY AGREEMENT

                     THIS INSTRUMENT SECURES FUTURE ADVANCES


                   MADE AS OF THE 19TH DAY OF DECEMBER, 1997,


                                     Between


                  TC REALTY OF ALTOONA, INC., A DELAWARE CORPORATION ("Mortgagor");

                                       And

                  BALANCED CARE CORPORATION, A DELAWARE CORPORATION
("Mortgagee").

                                WITNESSETH THAT:

                  WHEREAS, Mortgagor is the Lessee under that certain First Amended and Restated Facility Lease Agreement dated as of December 19, 1997 (the "Lease") between Mortgagor and MEDITRUST ACQUISITION CORPORATION II, a Delaware corporation (the "Lessor"), whereby Lessee has leased from Lessor the Land and Improvements (as those terms are hereinafter defined); and

                  WHEREAS, a memorandum of lease concerning the Lease will be filed simultaneously herewith in the Recorder's Office of Blair County, Pennsylvania; and

                  WHEREAS, the Mortgagor and Mortgagee entered into that certain Shortfall Funding Agreement dated as of December 19, 1997 (the "Shortfall Agreement"); and

                  WHEREAS, BCC at Altoona, Inc., a Delaware corporation (the "MANAGEMENT FIRM") and Mortgagor have entered into that certain Management Agreement dated as of December 19, 1997 (the "MANAGEMENT AGREEMENT"), whereby Mortgagor has delegated all duties and obligations of Mortgagor under the Lease Documents (as defined in the Lease) and the Transaction Documents (as defined in the Shortfall Agreement) relating to the operation of the Facility (as defined in the Shortfall Agreement) to the Management Firm; and

                  WHEREAS, the Mortgagor desires to execute and deliver this Mortgage to Mortgagee as additional security for the faithful and timely performance of the obligations of Mortgagor under the Shortfall Agreement, as the same may be amended, modified or otherwise extended, and all obligations secured by the other Transaction Documents (as defined in the Shortfall Agreement); and

                  WHEREAS, the Mortgagor, the Mortgagee and the Lessor have entered into that certain Subordination and Standstill Agreement dated as of December 19, 1997, (the "Subordination Agreement") whereby Mortgagee has agreed to subordinate its rights and interests granted by Lessee hereunder to the interests of the Lessor, as more fully provided in the Subordination Agreement; and

                  WHEREAS, Lessee has granted to Lessor that certain Open-End Leasehold Mortgage and Security Agreement dated as of December 19, 1997 (the "FIRST LEASEHOLD

MORTGAGE"), whereby Lessee has granted to Lessor a first priority security interest in Lessee's leasehold interest in the Lease as more fully provided in the First Leasehold Mortgage.

                  NOW, THEREFORE, in consideration of the obligations of Mortgagee under the Shortfall Agreement (and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged) and as security for the due and punctual payment of the obligations incurred under the Shortfall Agreement, this Mortgage, and the Debt (as hereinafter defined) in accordance with the terms hereof and thereof, Mortgagor, intending to be legally bound hereby, has given, granted, bargained and sold, aliened, enfeoffed, released, conveyed, confirmed, mortgaged, assigned, transferred, and set-over, and by these presents does give, grant, bargain and sell, alien, release, convey, confirm, enfeoff, mortgage, assign, transfer, and set-over unto Mortgagee, its successors and assigns forever,

                  ALL Mortgagor's estate, right, title, interest, claim and demand in and with respect to the following property (hereinafter called the "Mortgaged Property"):

                  A. Mortgagor's leasehold interest pursuant to the Lease in and to the parcel of land situate in Blair County, Pennsylvania, and more particularly described in Exhibit "A" attached hereto and made a part hereof and all easements and rights of way over such land (hereinafter called the "Land").

                  B. All the buildings, structures and improvements of every kind and description now or hereafter erected or placed on the Land, and all facilities, fixtures, machinery, apparatus, appliances, installations, machinery, equipment and other property, whether real, personal or mixed, including, without limitation, electrical equipment necessary for the operation of such buildings and heating, air conditioning and plumbing equipment now or hereafter attached to, located in or used in connection with those buildings, structures or other improvements, and including all Mortgagor's right, title and interest (including purchase options and similar rights) under any equipment leases which do not validly prohibit the mortgaging of such interest (hereinafter collectively called the "Improvements").

                  C. All rights of way or use, servitudes, licenses, franchises, easements, tenements, hereditaments, privileges, covenants, agreements and appurtenances now or hereafter belonging or appertaining to any of the Land or Improvements.

                  D. All of the right, title and interest of Mortgagor, as lessor, in and to each lease covering any Mortgaged Property or any part thereof, including, without limitation, all rentals and other sums payable to them thereunder.

                  E. Together with reversions, remainders, easements, rents, issues and profits arising or issuing from said Land and from the buildings, structures and improvements thereon, including, but not limited to, the rents, issues and profits arising or issuing from all leases and subleases now or hereafter entered into covering all or any part of said Land and/or the buildings, structures and improvements thereon, all of which leases, subleases, rents, issues and profits are hereby assigned and, if requested by Mortgagee, shall be caused to be further assigned to Mortgagee by Mortgagor. The foregoing assignment shall include without limitation, cash or securities deposited under leases to secure performance of lessees of their obligations thereunder, whether such cash or securities are to be held until the expiration of the term of such leases or applied to one or more installments of rent coming due prior to the expiration of such term.

                  F. Together with any and all awards, damages, payments and other compensation and any and all claims therefor and rights thereto which may result from taking or injury by virtue of

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the exercise of the power of eminent domain of or to, or any damage, injury or destruction in any manner caused to, said Land and Improvements thereon, or any part thereof, or from any change of grade or vacation of any street abutting thereon, all of which awards, damages, payments, compensation, claims and rights are hereby assigned, transferred and set over to Mortgagee to the fullest extent that Mortgagor may under the law do.

                  G. Together with and including all property of whatsoever nature now or hereafter situate upon the Mortgaged Property and used or intended to be used in connection with any building or other improvements now or hereafter erected thereon.

                  H. Together with and including all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards subject to the terms hereof.

                  Mortgagor hereby warrants and covenants that it is the lawful owner of a leasehold interest in and to the Mortgaged Property pursuant to the Lease; that Mortgagor has good, right and lawful authority to convey and encumber the same; that the Mortgaged Property is free and clear from all liens and encumbrances, other than (i) those liens and encumbrances stated on Exhibit B attached hereto and (ii) the First Leasehold Mortgage (collectively, the "Permitted Encumbrances"); and that it will warrant and defend such title to the Mortgaged Property against the claims of all persons whomsoever.

                  And without limiting any of the other provisions of this Mortgage, Mortgagor, as debtor, expressly grants unto Mortgagee, as secured party, a security interest in all those portions of the Mortgaged Property which may be subject to the Pennsylvania Uniform Commercial Code (the "Code") provisions applicable to secured transactions, and Mortgagor will execute and deliver to Mortgagee upon demand, and hereby irrevocably appoints Mortgagee or any officer of Mortgagee the attorney-in-fact of Mortgagor (without requiring them to act as such), such appointment being coupled with an interest, to execute, deliver and file, such financing statements and other instruments as Mortgagee may require in order to perfect and maintain such security interest under the Code on the aforesaid collateral.

                  To have and to hold the same unto Mortgagee, its successors and assigns, forever.

                  This conveyance is intended as a mortgage and is given for the purpose of securing the faithful performance of Mortgagor under the Transaction Documents and the Debt (as hereinafter defined).

                  This Mortgage is executed and delivered subject to the following covenants, conditions and agreements:

                   1. Initially capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Shortfall Agreement. "Debt", as used herein, means, collectively, (i) all indebtedness, obligations and liabilities whether of principal, interest, fees, expenses, charges or otherwise, now existing or hereafter incurred under this Mortgage and the other Transaction Documents, as any of the same may be amended, supplemented or modified from time to time, together with any and all extensions, renewals, refinancings or refunding thereof in whole or in part, (ii) all costs and expenses, liabilities, obligations and advances, including without limitation, to the extent permitted by law, reasonable attorneys' fees and legal expenses, incurred by Mortgagee in the collection or satisfaction of any of the indebtedness or other obligations referred to in clause (i) above, and (iii) any advances made by Mortgagee for the insurance, maintenance, preservation, protection or

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enforcement of, or realization upon, any property or assets now or hereafter made subject to a mortgage, pledge, lien or security interest granted pursuant to this Mortgage or the other Transaction Documents, or pursuant to any other agreement, instrument or note relating to any of the Debt, including, without limitation, advances for taxes, insurance, repairs and the like.

                   2. Without limiting any of the provisions set forth in the Subordination Agreement, this Open-End Leasehold Mortgage and Security Agreement is expressly subordinated to the prior payment and satisfaction of the First Leasehold Mortgage.

                   3. Until payment in full of the Debt and termination of all obligations, duties and commitments under the Transaction Documents, Mortgagor shall (i) pay and discharge, when and as the same shall become due and payable, all taxes, assessments, sewer and water rents, and any and all other charges, claims and liens assessed, levied, imposed or created from time to time upon the Mortgaged Property or any part thereof, (ii) pay all ground rents reserved from the Mortgaged Property and pay and discharge all mechanics' liens which may be filed against the Mortgaged Property, (iii) pay and discharge any documentary, stamp or other tax, including interest and penalties thereon, if any, now or hereafter becoming payable hereon, (iv) provide, renew and keep in force by paying the necessary premiums and charges thereon such policies of hazard and liability insurance upon the buildings and Improvements now or hereafter erected upon the Mortgaged Property in such amounts as are required from time to time by the Lessor under the Lease. All such insurance policies shall be underwritten by companies licensed in Pennsylvania to issue insurance with a rating by Best's Insurance Rating Service (or such other rating service as Mortgagee shall direct) of no less than A-, shall be endorsed with a standard mortgagee clause in favor of Mortgagee as its interest may appear, shall not be subject to contribution and shall provide (without qualification in favor of the insurer to use "best efforts" or similar language) for at least thirty (30) days prior written notice of modification or cancellation to Mortgagee. Mortgagor shall provide certificates evidencing compliance with the foregoing insurance requirements to Mortgagee promptly upon request.

                   4. Risk of loss of, damage to or destruction of the Mortgaged Property is and shall remain upon Mortgagor. Mortgagor shall promptly give written notice to Mortgagee of damage or destruction to the Mortgaged Property. If Mortgagor fails to effect and keep in force insurance covering the Mortgaged Property as required by Mortgagee, or fails to pay the premiums thereon when due, Mortgagee may, but shall not be obligated to, do so for the account of Mortgagor and add the cost thereof to the Debt.

                   5. Mortgagor shall maintain all buildings and Improvements subject to this Mortgage in good working order and condition, ordinary wear and tear excepted. Mortgagee shall have the right to enter upon the Mortgaged Property at any time for the purpose of inspecting the order, condition and repair of the buildings and Improvements erected thereon.

                   6. Mortgagor, at its sole cost and expense, shall promptly comply with all present and future laws, ordinances, orders, rules, requirements, and regulations of any governmental authority exercising jurisdiction over the Mortgaged Property.

                   7. Mortgagor shall ensure, at its sole cost and expense, that the Mortgaged Property complies and continues to comply in all material respects with all applicable federal, state and local laws, rules, regulations, orders, and judicial determinations with respect to the existence on, discharge from, or removal from the Mortgaged Property of solid wastes, toxic or hazardous substances, waste, contaminants or other regulated substances ("Hazardous Substances") the release, storage, disposal or transportation of which is regulated by any federal, state or local law (the "Environmental Laws"). Mortgagor shall notify Mortgagee promptly and in reasonable detail in the event that Mortgagor

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becomes aware of the presence of any violation of any Environmental Law with respect to the Mortgaged Property. Mortgagee shall not be liable for and Mortgagor shall indemnify, defend and hold Mortgagee harmless from and against all losses, costs, liabilities, damages and expenses (including, without limitation, reasonable attorneys' and engineers' fees and costs incurred in the investigation, defense and settlement of claims) that Mortgagee may suffer or incur (as holder of this Mortgage, as mortgagee in possession or as successor in interest to Mortgagor as owner of the Mortgaged Property by virtue of a foreclosure or acceptance of a deed in lieu of foreclosure) as a result of or in connection with any Environmental Law (including the assertion that any lien existing or arising pursuant to any Environmental Law takes priority over the lien of this Mortgage) or breach of any covenant or undertaking by Mortgagor in this Mortgage. Mortgagor hereby represents and warrants to Mortgagee that, to the best knowledge of Mortgagor after due inquiry, no Hazardous Substances are present on the Mortgaged Property. The provisions of this paragraph 7 shall survive the termination of this Mortgage, the foreclosure of this Mortgage and/or the delivery of a deed in lieu of foreclosure.

                   8. Mortgagor will, from time to time, make, do, execute and acknowledge, as the situation may require, such further acts, deeds, conveyances, mortgages, security agreements, financing statements, continuation statements and other assurances as may be required for the purpose of effectuating the intent hereof and for better assuring and confirming to Mortgagee, its successors and assigns, the lien and security interest created by this Mortgage.

                   9. In the event Mortgagor neglects or refuses to pay the charges mentioned at paragraph 3 of this Mortgage, or fails to maintain the buildings and Improvements as aforesaid, Mortgagee may, but shall not be obligated to, do so, and add to the Debt the cost thereof together with interest at the maximum lawful rate, and collect the same as a part of said Debt.

                   10. Except for Permitted Encumbrances, Mortgagor covenants and agrees not to create, nor permit to accrue, upon all or any part of the Mortgaged Property, any debt, lien or charge which would be prior to, or on a parity with, or subordinate to, the lien of this Mortgage without the prior written consent of Mortgagee.

                  11. In the event Mortgagee pays any prior lien on the Mortgaged Property, Mortgagee shall be subrogated to the rights of the holder of such prior lien as fully as if such lien had been assigned to Mortgagee.

                  12. Any or all leases or subleases of all or any part of the Mortgaged Property (whether presently in effect or hereafter granted), other than the Lease, shall be subordinated to this Mortgage and to the rights of Mortgagee and, together with any and all rents, issues or profits relating thereto, shall be, subject to the terms of the Lease Documents (as defined in the Lease), assigned at the time of execution to Mortgagee as additional collateral security for the Debt, all in such form, substance and detail as is satisfactory to Mortgagee in its sole discretion. Mortgagor covenants and agrees that no lease or any rentals under any lease, or any rents, issues or profits issuing from the Mortgaged Property shall be sold, assigned, transferred, mortgaged, pledged or otherwise disposed of or encumbered, except first to Lessor pursuant to the Lease Documents and then to Mortgagee pursuant to this Mortgage, whether by operation of law or otherwise, without the prior written consent of Mortgagee, and any attempts to do so shall be null and void.

                  13. This Mortgage and the indebtedness secured hereby may not be assumed, and Mortgagor shall not sell, convey, assign or otherwise transfer any interest in the Mortgaged Property, or sublease the Mortgaged Property or agree to do so, except as expressly provided for in the Lease Documents, without the prior written consent of Mortgagee. Any default under this paragraph 13


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shall cause an immediate acceleration of the Debt without any demand by
Mortgagee.

                  14. "Default" shall mean (i) a failure by Mortgagor to pay when due all sums Mortgagor is obligated to pay pursuant to the Notes, (ii) the Mortgagor shall breach any representation, warranty, covenant, agreement or term under this Mortgage or other Transaction Documents; or (iii) any other default (other than a default by the Lessor, BCC or an affiliate of BCC) shall occur under any Transaction Document; provided, however, Mortgagor shall not be in Default hereunder if the breach or default specified in Subsections (i), (ii) or
(iii) of this Paragraph 14 results from a failure by the Management Firm to perform its obligations under the Management Agreement.

                  15. Subject to the terms of the Subordination Agreement, if a Default shall occur then, and in any such event, all of the Debt shall become immediately due and payable without presentment, demand or further notice, and Mortgagee shall have such rights, remedies, powers and privileges as are set forth in the Note, this Mortgage, and the other Transaction Documents or as otherwise provided by law, including without limitation the right:

                                    (i) to institute an action in mortgage
                  foreclosure for the enforcement of this Mortgage and to prosecute the same to judgment, execution and sale of the Mortgaged Property, or any part or parts thereof, until collection of the entire Debt is realized, together with costs of suit and reasonable attorney's fees for collection; and Mortgagor hereby waives and releases all errors in said proceedings (including without limitation defects in service of process), waives stay of execution, the right of inquisition and extension of time of payment, agrees to condemnation of any property levied upon by virtue of any such execution, and waives all exemption from levy and sale of any property that now is or hereafter may be exempted by law; and/or

                               (ii) to immediately sell the Mortgaged Property,
                  or any part or parts thereof, under power of sale, which power is hereby granted to Mortgagee to the full extent permitted by law; and/or

                              (iii) to be appointed as receiver of the Mortgaged
                  Property, to enter into possession of the Mortgaged Property, or any part or parts thereof, and to lease or operate the same and collect all rents and profits therefrom and, after deducting all costs of collection, carrying and administration expense, to apply the net rents and profits to the payment of the Debt as hereinafter provided. FOR THE PURPOSE OF OBTAINING POSSESSION THE MORTGAGOR HEREBY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, AS ATTORNEY FOR THE MORTGAGOR AND ITS SUCCESSORS AND ASSIGNS, TO SIGN AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN AMICABLE ACTION IN EJECTMENT FOR POSSESSION OF THE MORTGAGED PROPERTY AND TO APPEAR FOR AND CONFESS JUDGMENT AGAINST THE MORTGAGOR AND ITS SUCCESSORS AND ASSIGNS, IN FAVOR OF THE MORTGAGEE, FOR RECOVERY BY THE MORTGAGEE OF POSSESSION THEREOF, FOR WHICH THIS MORTGAGE, OR A COPY HEREOF VERIFIED BY AFFIDAVIT, SHALL BE A SUFFICIENT WARRANT; AND THEREUPON A WRIT OF POSSESSION MAY IMMEDIATELY ISSUE FOR POSSESSION OF THE MORTGAGED PROPERTY, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER AND WITHOUT ANY STAY OF EXECUTION. IF FOR ANY REASON AFTER SUCH AMICABLE ACTION OF EJECTMENT HAS BEEN COMMENCED IT SHALL BE DISCONTINUED, OR POSSESSION OF THE MORTGAGED PROPERTY SHALL REMAIN IN OR BE RESTORED TO THE MORTGAGOR, THE MORTGAGEE SHALL HAVE THE RIGHT FOR THE SAME DEFAULT OR ANY SUBSEQUENT DEFAULT TO BRING ONE OR MORE FURTHER AMICABLE ACTIONS AS ABOVE

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                  PROVIDED TO RECOVER POSSESSION OF THE MORTGAGED PROPERTY. AN
                  AMICABLE ACTION IN EJECTMENT MAY BE BROUGHT AND JUDGMENT MAY BE CONFESSED THEREIN BEFORE OR AFTER THE INSTITUTION OF PROCEEDINGS TO FORECLOSE OR TO ENFORCE THE NOTE, OR AFTER ENTRY OF JUDGMENT THEREON OR ON THE NOTE, OR AFTER A SHERIFF'S SALE OF THE MORTGAGED PROPERTY IN WHICH THE MORTGAGEE IS THE SUCCESSFUL BIDDER.

                  16. Mortgagee shall apply the proceeds of any foreclosure sale of, or other disposition or realization upon, or rents or profits from the Mortgaged Property to satisfy the Debt in the following order:

                           (a) First: to the payment of any obligations secured
by a lien that has priority over the lien of this Mortgage;

                           (b) Second: to the payment of all costs and expenses
incurred in connection with such sale or other realization;

                           (c) Third: to the payment of interest due upon the
Note and any other Debt;

                           (d) Fourth: to the payment of the principal due upon
the Note or any other Debt owed to Mortgagee; and

                           (e) Fifth: the balance (if any) of such proceeds
shall be paid to the Mortgagor subject to any duty imposed by law or otherwise to the holder of any subordinate lien in the collateral known to the Mortgagee and subject to the direction of a court of competent jurisdiction.

                  If any such proceeds from the Mortgaged Property, together with the proceeds of any other collateral granted to the Mortgagee by Mortgagor, shall be insufficient to pay the amounts secured hereby, Mortgagor shall be liable for the deficiency, and any surplus will be distributed as required by law.

                  17. Subject to the terms of the Subordination Agreement, Mortgagee shall have the right upon a default, in connection with the exercise of its remedies hereunder, to the appointment of a receiver to collect the rents, issues, income and profits of the Mortgaged Property without notice and without regard to the adequacy of the Mortgaged Property to secure the Debt.

                  18. If at any time the Mortgaged Property, or any part thereof, is taken or damaged by condemnation proceedings under right of eminent domain or in any other manner, Mortgagee shall, subject to the rights of Lessor under the Lease, the Subordination Agreement, and the First Leasehold Mortgage, be entitled to receive all compensation, damages, awards, or other relief. Subject to the foregoing, Mortgagor shall promptly assign to Mortgagee all such proceeds to be applied on account of the Debt after deducting therefrom all expenses incurred, including reasonable attorneys' fees, and any balance thereafter to be paid to Mortgagor, and Mortgagee shall be authorized, at its option, to commence, appear in, and/or prosecute in its own name any action or proceeding or to make any reasonable compromise or settlement in connection with such taking or damage.

                  19. Mortgagor will indemnify against, and on demand repay Mortgagee for, any loss, damage, expense, or reasonable attorneys' fees which may be reasonably incurred by reason of any action or proceeding affecting the Mortgaged Property or the title thereto or Mortgagee's interest under this Mortgage, to which Mortgagee is made a party (by intervention or otherwise). Such indemnity obligation shall be deemed Debt secured by this Mortgage upon demand for indemnification from Mortgagee to Mortgagor. The provisions of this paragraph 19 shall survive the termination of

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this Mortgage, the foreclosure of this Mortgage and/or the delivery of a deed in lieu of foreclosure.

                  20. The agreements and obligations of Mortgagor hereunder are continuing, absolute and unconditional irrespective of the genuineness, validity or enforceability of the Notes or this Mortgage or any other instrument or instruments now or hereafter evidencing the Debt or any part thereof, or of any other agreement or agreements now or hereafter entered into by Mortgagee and Mortgagor pursuant to which the Debt or any part thereof is issued, or of any other circumstance which might otherwise constitute a legal or equitable discharge of such agreements and obligations. Without limitation upon the foregoing, such obligations will not be affected by (i) any renewal, refinancing or refunding of the Debt in whole or in part, (ii) any extension of the time of payment of any note or other instrument or instruments now or hereafter evidencing the Debt or any part thereof, (iii) any amendment to or modification of the terms of the Note, this Mortgage or other instruments now or hereafter evidencing the Debt or any part thereof or of any other agreement or agreements now or hereafter entered into by Mortgagee and Mortgagor pursuant to which the Debt or any part thereof is issued or secured, (iv) any substitution, exchange or release of, or failure to preserve, perfect or protect, or other dealing in respect of, the Mortgaged Property or any other property or any security for the payment of the Debt or any part thereof, (v) any bankruptcy, insolvency, arrangement, composition, assignment for the benefit of creditors or similar proceeding commenced by or against Mortgagor, or (vi) any other matter or thing whatsoever whereby the agreements and obligations of Mortgagor hereunder would or might otherwise be released or discharged.

                  21. The rights and remedies of Mortgagee as provided in this Mortgage and in the other Transaction Documents, or contained in any of them, shall be cumulative and concurrent, may be pursued separately, successively or together against Mortgagor or against the Mortgaged Property at the sole discretion of Mortgagee, and may be exercised as often as occasion thereof shall arise. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof. Any failure by Mortgagee to insist upon strict performance by Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms or provisions of this Mortgage, and Mortgagee shall have the right thereafter to insist upon strict performance by Mortgagor of any and all of them.

                  22. Mortgagee may release, regardless of consideration, any part of the security held for the Debt without, as to the remainder of the security, in any way impairing or affecting the lien of this Mortgage or its priority over any subordinate lien. For payment of the Debt secured hereby Mortgagee may resort to any other security therefor held by Mortgagee in such order and manner as Mortgagee may elect. All costs related to any release of the lien of this Mortgage shall be paid by Mortgagor.

                  23. Mortgagor hereby waives and releases all benefit that might accrue to Mortgagor by virtue of any present or future law exempting the Mortgaged Property, or any part of the proceeds arising from any sale thereof, from attachment, levy or sale on execution, or providing for any stay of execution, exemption from civil process or extension of time for payment, and, unless specifically required herein, all notices of Mortgagor's default or of Mortgagee's election to exercise, or Mortgagee's actual exercise of any option under this Mortgage or any Document.

                  24. All notices and other communications provided for under this Mortgage or any other Documents shall be in writing and mailed or delivered, if to the Mortgagor, at its address of: 3801 PGA Boulevard, Suite 1000, Palm Beach Gardens, FL 33410; Attn: Bruce A. Rendina, or, if to the Mortgagee, at its address of: 5021 Louise Drive, Suite 200, Mechanicsburg, PA 17055, or at such other address as shall be designated by such party in a written notice to the other party from time to time. All such notices and communications shall, when mailed, be effective three days after being

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

deposited in the mail.

                  25. This Mortgage shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. If any provision of this Mortgage shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Mortgage.

                  26. No provision of this Mortgage may be amended, supplemented, waived or otherwise modified, except by means of a writing executed by each of the parties hereto, and then only to the extent set forth in such writing.

                  27. The covenants, conditions and agreements contained in this Mortgage shall bind, and the benefits thereof shall inure to, the parties hereto and their respective successors and assigns; provided, however, that Mortgagor may not, voluntarily or by operation of law, assign this Mortgage.

                  28. MORTGAGOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY FOR ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS MORTGAGE OR THE NOTES, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND THE MORTGAGOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT THE MORTGAGEE MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS PARAGRAPH 28 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE MORTGAGOR TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

                  29. Mortgagor hereby covenants and agrees to execute and deliver unto Mortgagee such instruments and documents, and take such further actions, as Mortgagee may request in connection with this Mortgage and the Notes.

                  30. Subject to the rights of the Lessor under the Lease, the Subordination Agreement, the First Leasehold Mortgage and the other Lease Documents, this Mortgage constitutes a security agreement under the Uniform Commercial Code and creates a security interest in all that property (and the proceeds thereof) included in the Mortgaged Property which might otherwise be deemed "personal property". Mortgagor shall execute, deliver, file and refile any financing statements, continuation statements, or other security agreements Mortgagee may require from time to time to confirm the lien of this Mortgage with respect to such property. Without limiting the foregoing, in the event that Mortgagor fails or refuses to execute and deliver such financing statements, continuation statements or other security agreements, then Mortgagor hereby irrevocably appoints Mortgagee attorney-in-fact for Mortgagor to execute, deliver and file such instruments for and on behalf of Mortgagor.

                  31. This instrument is intended to be an Open End Mortgage as defined in 42 Pa.C.S.A. Section 8143(f) and, as such, is entitled to the benefits of Senate Bill 693, 1989 session of the General Assembly of Pennsylvania (the "Act") as codified at 42 Pa.C.S.A. Section 8143 et seq. The parties to this instrument intend that, in addition to any other debt or obligations secured hereby, this instrument shall secure unpaid balances of advances made pursuant to the Shortfall Agreement after this instrument is left for record with the Recorder's Office of the County where the Property is located, whether such advances are made pursuant to an obligation of BCC or otherwise. The maximum principal amount of unpaid indebtedness secured by this instrument is TEN MILLION DOLLARS ($10,000,000), plus interest thereon, which indebtedness may consist of present and future loans made under the Shortfall Agreement, fees payable pursuant thereto, advances made with respect to any property for the payment of, among other things, taxes, assessments, maintenance charges, insurance premiums and the like, and costs and expenses, including but not limited to attorney's fees, incurred for the protection of the Property or the lien and security of this instrument or by reason of any default hereunder or under any other Transaction Document.

                  32. Notwithstanding any other provision of this Mortgage to the contrary, in no event shall the directors or officers of the Mortgagor, or the shareholders, directors or officers of the sole shareholder of Mortgagor, ever be personally liable to Mortgagee for the payment and/or performance of any obligation set forth in this Mortgage; provided, however, the foregoing shall in no way prevent or limit Mortgagee from exercising all rights and remedies of Mortgagee under the Option Agreement (as defined in the Shortfall Agreement).

                  WITNESS, intending to be legally bound hereby, the due execution hereof as of the day and year first above written.


WITNESS/ATTEST:                     TC REALTY OF ALTOONA, INC.



-------------------------           By:/s/ Signature Illegible
                                    -------------------------------------------

-------------------------           Title:-------------------------------------

Schedule to Exhibit 10.57 filed pursuant to Instruction 2 to Item 601(a) of Regulation S-K





                     Open End Leasehold Mortgage and Security Agreement

Project               Parties                           Date
-------               -------                           ----
Blytheville, AR       TC Realty of Blytheville,        12/19/97
                      Inc. (Mortgagor)
                      Balanced Care
                      Corporation (Mortgagee)

Maumelle, AR          TC Realty of Maumelle,           12/19/97
                      Inc. (Mortgagor)
                      Balanced Care
                      Corporation (Mortgagee)

Mountain Home, AR     TC Realty of Mountain            12/19/97
                      Home, Inc. (Mortgagor)
                      Balanced Care
                      Corporation (Mortgagee)

Pocahontas, AR        TC Realty of Pocahontas,         12/19/97
                      Inc. (Mortgagor)
                      Balanced Care
                      Corporation (Mortgagee)

Sherwood, AR          TC Realty of Sherwood,           12/19/97
                      Inc. (Mortgagor)
                      Balanced Care
                      Corporation (Mortgagee)

Reading, PA           TC Realty of Reading, Inc.       12/19/97
                      (Mortgagor)
                      Balanced Care
                      Corporation (Mortgagee)

Project               Parties                            Date
-------               -------                            ----
Dillsburg, PA         Black Box of Dillsburg,           12/31/97
                      Inc. (Mortgagor)
                      Balanced Care
                      Corporation (Mortgagee)

Martinsburg, WV       Black Box of Martinsburg,         12/31/97
                      Inc. (Mortgagor)
                      Balanced Care
                      Corporation (Mortgagee)

Peckville, PA         Black Box of Peckville,           12/31/97
                      Inc. (Mortgagor)
                      Balanced Care
                      Corporation (Mortgagee)

Lewisburg, PA         Black Box of Lewisburg,           12/31/97
                      Inc. (Mortgagor)
                      Balanced Care
                      Corporation (Mortgagee)


Berwick, PA           TC Realty of Berwick,             1/7/98
                      Inc. (Mortgagor)
                      Balanced Care
                      Corporation (Mortgagee)

Chippewa, PA          TC Realty of Chippewa,            1/7/98
                      Inc. (Mortgagor)
                      Balanced Care
                      Corporation (Mortgagee)